Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the acquisition of Timex A&S by Ensign Services, Inc (the “Company”), accounted for as a reverse acquisition in the form of a recapitalization.  In accordance with the Share Exchange Agreement dated March 19, 2009, Ensign Services, Inc. (“the Company” or “Ensign Services”) agreed to issue to the shareholders of Timex A&S an aggregate of 45,900,000 shares of common stock of Ensign Services in exchange for all of the issued and outstanding stock of Timex A&S. On August 6, 2009, Ensign Services and Timex A&S entered into Amendment No. 1 to the Share Exchange Agreement (the “Amendment”), pursuant to which it was agreed that at closing, Ensign Services shall place an aggregate of 30,405,800 shares of its common stock in escrow and the Timex A&S shareholders shall place 10,885,318 shares of the Timex A&S’s common stock being 51% of the total issued and outstanding shares of Timex A&S in escrow, pending the approval and registration of such transfers in accordance with the applicable Vietnamese laws and regulations. The Share Exchange will result in a change of control of Ensign Services with Timex A&S Shareholders owning approximately 82.1% of the Company’s common stock. The Share Exchange will result in a change of control of Ensign Services, Inc., with Timex A&S Shareholders owning approximately 82.11% of the Company’s common stock.  For accounting purposes Timex A&S is considered to be acquiring the Company through a reverse acquisition whereby the existing shareholders of Timex A&S will have a controlling interest in the combined company. Accordingly, Timex A&S business will be the Company’s sole business and thus Timex A&S is considered to be the Company’s predecessor.

The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2008 and quarter ended March 31, 2009 assumes that the Exchange Agreement was consummated on January 1, 2008 and January 1, 2009, respectively.  The pro forma combined balance sheet as of March 31, 2009 assumes that the Exchange Agreement was consummated on that date.   The historical results of Timex A&S were derived from the March 31, 2009 balance sheet and the statements of operations for the year ended December 31, 2008 and the quarter ended March 31, 2009.  The Company’s balance sheet and statement of operations information as of and for the quarter ended June 30, 2009 were derived from the Company’s Form 10-Q for the quarter ended June 30, 2009 as filed with the Securities and Exchange Commission filed on August 12, 2009.  The Company’s statement of operations information for the year ended September 30, 2008 were derived from the Company’s Form 10-K for the year ended September 30, 2008 as filed with the Securities and Exchange Commission on January 27, 2009.

The pro forma information is being filed pursuant to the requirements of Item 2.01 of Form 8-K and Article 11 of the U.S. Securities and Exchange Commission (SEC) Regulation S-X and is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

The pro forma adjustments are based upon available information and certain assumptions we believe are reasonable under the circumstances. These unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements of Ensign Services Inc. and Timex A&S.

Unaudited Pro Forma Condensed Combined Balance Sheet

	Ensign Services Inc. at June 30, 2009	Timex A&S at March 31, 2009	Pro forma Adjustments		Pro forma Combined

ASSETS
CURRENT ASSETS
Cash	$998	$511,778	$-		$512,776
Accounts receivable, net	-	1,696,983	-		1,696,983
Receivables from related parties	-	462,063	-		462,063
Inventory	-	1,999,589	-		1,999,589
Other current assets	-	98,791	-		98,791
TOTAL CURRENT ASSETS	998	4,769,204			4,770,202

Long-term investment	-	1,365,537	-		1,365,537
Property and equipment, net	-	1,241,434	-		1,241,434
Other non-current assets	-	58,733	-		58,733
Deferred tax asset	-	5,994	-		5,994
TOTAL ASSETS	$998	$7,440,902	$-		$7,441,900

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$-	$1,882,398	$-		$1,882,398
Payables to related parties	-	1,586,259	-		1,586,259
Income taxes payable	-	479,509	-		479,509
Deferred revenue	-	58,716	-		58,716
Deferred tax liabilities	-	6,820	-		6,820
Accrued expenses and other current liabilities	23,800	37,358	-		61,158
TOTAL CURRENT LIABILITIES	23,800	4,051,060	-		4,074,860

Other long term liabilities	-	30,129	-		30,129
Note payable	6,000	-	-		6,000
Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common stock, par value	10,000	12,092,855	(12,046,955)	(2)	55,900
Additional paid-in capital	18,000	-	5,822,797	(1), (2)	5,840,797
Discount on common stock issued	-	(9,040,913)	4,610,866	(3)	(4,430,047)
Accumulated other comprehensive (loss)/income	-	(52,735)	26,895	(3)	(25,840)
(Accumulated deficit) / retained earnings	(56,802)	360,506	(127,056)	(1), (3)	176,648
Noncontrolling interest	-	-	1,713,453	(3)	1,713,453
TOTAL SHAREHOLDERS’ EQUITY	$(28,802)	$3,359,713	$-		$3,330,911

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$998	$7,440,902	$-		$7,441,900

Unaudited Pro Forma Condensed Combined Statement of Operations

	Ensign Services Inc. For the year ended September 30, 2008	Timex A&S For the year ended December 31, 2008	Pro forma Adjustment	Pro forma Combined

Net revenue from third parties	$58,398	$89,979,922	$-	$90,038,320
Net revenue from related parties	-	1,924,384	-	1,924,384
Total net revenue	58,398	91,904,306		91,962,704

Cost of revenue from third parties	-	(86,519,719)	-	(86,519,719)
Cost of revenue from related parties	-	(1,850,381)	-	(1,850,381)
Total cost of revenue	-	(88,370,100)	-	(88,370,100)
Gross profit	58,398	3,534,206	-	3,592,604

Sales and marketing expenses	-	(872,584)	-	(872,584)
General and administrative expenses	(68,398)	(348,685)	-	(417,083)
Operating (loss) / income	(10,000)	2,312,937	-	2,302,937

Interest income	-	61,049	-	61,049
Interest expense	-	(396,597)	-	(396,597)

(Loss)/income before income taxes	(10,000)	1,977,389	-	1,967,389
Provision for income taxes	-	555,260	-	555,260

Net (loss) / income	$(10,000)	$1,422,129	$-	$1,412,129

Less: Net income attributable to noncontrolling interest			725,286	725,286
Net income attributable to controlling interest				$686,843

Net (loss)/income per share attributable to controlling interest

Basic and diluted	$0.00			$0.01
Weighted average number of shares outstanding – basic and diluted	10,000,000			55,900,000

Unaudited Pro Forma Condensed Combined Statement of Operations

	Ensign Services Inc. For the quarter ended June 30, 2009	Timex A&S For the quarter ended March 31, 2009	Pro forma Adjustment	Pro forma Combined

Net revenue from third parties	$-	$16,308,384	$-	$16,308,384
Net revenue from related parties	-	207,144	-	207,144
Total net revenue	-	16,515,528	-	16,515,528

Cost of revenue from third parties	-	(15,515,471)	-	(15,515,471)
Cost of revenue from related parties	-	(197,073)	-	(197,073)
Total cost of revenue	-	(15,712,544)	-	(15,712,544)
Gross profit	-	802,984	-	802,984

Sales and marketing expenses	-	(270,093)	-	(270,093)
General and administrative expenses	(6,802)	(130,435)	-	(137,237)
Operating (loss)/income	(6,802)	402,456	-	395,654

Interest income	-	4,249	-	4,249
Interest expense	-	(24,700)	-	(24,700)
Other income	-	5,094	-	5,094

(Loss)/income before income taxes	(6,802)	387,099	-	380,297
Provision for income taxes	-	26,593	-	26,593

Net (loss) / income	$(6,802)	$360,506	$-	$353,704

Less: Net income attributable to noncontrolling interest			183,858	183,858
Net income attributable to controlling interest				$169,846

Net (loss) / income per share to controlling interest attributable to controlling interest

Basic and diluted	$ 0.00			$ 0.00
Weighted average number of shares outstanding – basic and diluted	10,000,000			55,900,000

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

As of and for the quarter ended March 31, 2009 and for the year ended December 31, 2008

Note 1 – Basis of Pro Forma Presentation

The unaudited pro forma combined balance sheet as of March 31, 2009 and the unaudited pro forma combined statements of operations for the quarter ended March 31, 2009 and for the year ended December 31, 2008 are based on the historical financial statements of Timex A&S and the Company after giving effect to the acquisition of Timex A&S by Company, accounted for as a reverse acquisition in the form of a recapitalization, as if such acquisition had occurred as of March 31, 2009 for the balance sheet and January 1, 2008 for the statements of operations for pro forma financial statement purposes.  The unaudited pro forma condensed combined financial statements do not purport to represent what the results of operations or financial position of the Company would actually have been if the acquisition had in fact occurred on January 1, 2008, nor do they purport to project the results of operations or financial position of the Company for any future period as of any date, respectively.

Note 2 – Pro Forma Adjustments

The following pro forma adjustments to the unaudited pro forma condensed combined financial statements are based on the assumption that the reverse acquisition was consummated as of March 31, 2009.

These unaudited pro forma condensed combined financial statements reflect the following pro forma adjustments:

Adjustment 1:

To eliminate the accumulated deficit of Ensign Services, Inc as Timex A&S will be the continuing entity as accounting acquirer for accounting purposes.

Adjustment 2:

To record the issuance of 45,900,000 shares of the common stock of Ensign Services, Inc at par value of $0.001 in exchange for all the capital stock of Timex A&S.

Adjustment 3:

To record non-controlling interest of 51% in the pre-combination carrying amounts of the net assets of Timex A&S.